PARSONS/BURNETT/BJORDAHL LLP

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ATTORNEYS

James B. Parsons

jparsons@pblaw.biz

VIA EDGAR CORRESPONDENCE ONLY

November 2, 2009

Board of Directors

Sea Star Group, Inc.

To Whom it May Concern::

In our capacity as counsel for Sea Star Group, Inc. (the "Company"), we have participated in the corporate proceedings relative to the issuance by the Company of a maximum of 3,500,000 shares of common stock as set out and described in the Company's Registration Statement on Form S-1 under the Securities Act of 1933 (the "Registration Statement").

Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we opine that:

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada, as amended, including statutory provisions, and all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws;

(2) The Company has taken all requisite corporate action and all action required with respect to the authorization, issuance and sale of common stock issued pursuant to the Registration Statement;

(3) The 3,500,000 shares of common stock, once issued, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to the firm in the Registration Statement.

Suite 2070 Skyline Tower, 10900 NE 4th Street, Bellevue, WA  98004 • T (425) 451-8036  • F (425) 451-8568 • www.pblaw.biz

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A Limited Liability Partnership with offices in Bellevue and Spokane

December 18, 2008

Very truly yours,

PARSONS/BURNETT/BJORDAHL, LLP

James B. Parsons

JBP:aqs

Suite 1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA  98004 • T (425) 451-8568  • F (425) 451-8568 • www.pblaw.biz

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A Limited Liability Partnership with offices in Bellevue and Spokane